Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Form S-4-A10 of our report dated March 23, 2023, relating to the financial statements of OneMedNet Corporation as of December 31, 2022 and to all references to our firm included in this registration statement.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

September 21, 2023